CLASS A SHARES EXHIBIT
TO
MULTIPLE CLASS PLAN

Separate Arrangement And Expense Allocation
For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class A Shares will consist of sales by financial intermediaries in consideration of a sales load paid through the principal underwriter and a shareholder service fee paid by Federated Shareholder Services Co. When indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive additional payments for distribution and administrative services under a 12b-1 Plan. In connection with this arrangement, Class A Shares will bear the following fees and expenses:
Fees and Expenses
Maximum Amount Allocated Class A Shares
Sales Load
Up to 5.5% of the public offering price
Contingent Deferred
Sales Charge
("CDSC")
None
Shareholder Service
Fee
Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee
As set forth in the attached Schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Class A Shares as described in Section 3 of the Plan

Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class A Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion
Rights:
None
Exchange
Rights:
Class A Shares may be exchanged for Class A Shares of any other Funds. Additionally, Class A Shares may be exchanged for Investment Shares of Tax-Free
Instruments Trust. Class A Shares may also be exchanged for shares of investment companies that are not subject to this Plan, as provided in the "Proprietary Fund Schedule" attached hereto.
In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.



Exceptions to Basic Arrangements
For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales load and contingent deferred sales charges payable upon redemption are as follows:
Basic Sales load schedule
The basic schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Load as a
Percentage
of Public Offering
Price
Less than $50,000
5.50%
$50,000 but less
than
$100,000
4.50%
$100,000 but less
than
$250,000
3.75%
$250,000 but less
than
$500,000
2.50%
$500,000 but less
than
$1 million
2.00%
$1 million or
greater
0.00%

Fixed income sales load Schedule
The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
Less than $100,000
4.50%
$100,000 but less
than
$250,000
3.75%
$250,000 but less
than
$500,000
2.50%
$500,000 but less
than
$1 million
2.00%
$1 million or
greater
0.00%

limited term SALES LOAD schedule
The schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
Less than $1
million
1.00%
$1 million or
greater
0.00%

MONEY MARKET LOAD SCHEDULE
The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
All purchases
0.00%

ULTRASHORT BOND LOAD SCHEDULE
The Schedule of sales loads for Class A Shares of Funds so designated on the Schedule to this Exhibit is as follows:

Purchase Amount
Sales Charge as a
Percentage
of Public Offering
Price
Less than
$50,000
2.00%
$50,000 but
less than
$100,000
1.75%
$100,000 but
less than
$250,000
1.50%
$250,000 +
0.00%




"large ticket" purchases
Unless otherwise indicated on the Schedule to this Exhibit, a financial intermediary that places an order to purchase $1,000,000 or more of Class A Shares shall receive from the principal
underwriter an advance commission equal to 75 basis points (0.75%)
of the public offering price. In such event, notwithstanding anything to the contrary in the Plan or this Exhibit, such Class A
Shares shall be subject to a contingent deferred sales charge upon redemption within 24 months of purchase equal to 75 basis points
(0.75%) of the lesser of (x) the purchase price of the Class A
Shares or (y) the redemption price of the Class A Shares. Any contingent deferred sales charge received upon redemption of Class A
Shares shall be paid to the principal underwriter in consideration of the advance commission.
(G)	AGGREGATION OF PURCHASES
In applying the exceptions set forth in this Section 3, the purchase amount shall take into account:
Concurrent purchases of Class A Shares of other Funds;
Accumulated purchases of Class A Shares will be considered
in calculating the applicable sales charge on the
additional Shares; and
Letters of intent to purchase Class A Shares within a
thirteen month period.
	(H)	WAIVER OF SALES LOAD
	No sales load shall be assessed or contingent deferred sales charge imposed on purchases of Class A Shares:
*	within 120 days of redeeming shares of an equal or greater
amount;

*	through a bank trust department, a registered investment
adviser, retirement plans where the third party administrator has entered into certain arrangements with the principal underwriter, or its affiliates, or any other investment professional, to the extent that no payments were advanced for purchases made through these entities or individuals;

*	with reinvested dividends or capital gains;

*	by shareholders that originally became shareholders of a
Fund pursuant to the terms of an agreement and plan of reorganization which permits the shareholders to acquire shares at net asset value;

*	by Federated Life Members (Federated shareholders who
originally were issued shares through the "Liberty Account", which was an account for the Liberty Family of Funds on February 28, 1987, or who invested through an affinity group prior to August 1, 1987, into the Liberty Account); and



*	by Directors, Trustees, employees, and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, and the immediate family members of the above persons.

      (I)	SPECIAL OFFER PROGRAM
During the Special Offer Program which took place in March, 2000, the sales load was waived on purchases of Class A Shares of Federated Aggressive Growth Fund, Federated Communications Technology Fund, Federated Large Cap Growth Fund, and Federated International Small Company Fund (the "Special Offer Funds"). Instead, the principal underwriter paid an advance commission of 2.00% of the offering price of the Special Offer Funds to intermediaries participating in the Special Offer Program. Class A Shares purchased through this Special Offer are subject to a CDSC of 2.00% on redemptions which occur within 30 months after the purchase, which amount is to be paid to the principal underwriter in consideration for advancing the commission to intermediaries. Class A Shares of the Special Offer Funds purchased during the Special Offer Program may be exchanged with Class A Shares of other Special Offer Funds with no imposition of a sales load or CDSC fee. Class A Shares of the Special Offer Funds purchased during the Special Offer Program which are exchanged for Class A Shares of other Funds during the 30 month CDSC period will incur the CDSC fee upon redemption. However, no sales load will be charged for the exchange.


SCHEDULE OF FUNDS
OFFERING CLASS A SHARES

The Funds set forth on this Schedule each offer Class A Shares on the terms set forth in the Class A Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

1.	CLASS A SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company
Series
12b-1
Plan
Federated American Leaders
Fund, Inc.

None
Federated Equity Funds
Federated Capital Appreciation
Fund
0.25%

Federated Communications
Technology Fund
0.25%

Federated Growth Strategies
Fund
None

Federated Kaufmann Fund
0.25%

Federated Kaufmann Small Cap
Fund
0.25%

Federated Large Cap Growth Fund
0.25%

Federated Market Opportunity
Fund
0.25%
Federated Equity Income
Fund, Inc.

0.50%
Federated Income Securities
Trust
Federated Capital Income Fund
None
Federated International
Series, Inc.
Federated International Equity
Fund
None
Federated Stock and Bond
Fund, Inc.

None
Federated World Investment
Series, Inc.
Federated European Growth Fund
0.25%

Federated Global Equity Fund
0.25%




Federated Global Value Fund

None

Federated International Capital
Appreciation Fund
0.25%

Federated International High
Income Fund
0.25%

Federated International Small
Company Fund
0.25%

Federated International Value
Fund (formerly: Federated
Global Financial Services Fund)
0.25%

2.  CLASS A SHARES SUBJECT TO THE FIXED INCOME LOAD SCHEDULE

Multiple Class Company
Series
12b-1
Plan
Federated Fixed Income
Securities, Inc.
Federated Strategic Income Fund
None
Federated Government Income
Securities, Inc.

0.25%
Federated High Income Bond
Fund, Inc.

None
Federated Income Securities
Trust
Federated Fund for U.S.
Government Securities
None
Federated International
Series, Inc.
Federated International Bond
Fund
0.25%
Federated Investment Series
Funds, Inc.
Federated Bond Fund
0.25%
Federated Municipal
Opportunities Fund, Inc.

None
Federated Municipal
Securities Fund, Inc.

None
Federated Municipal
Securities Income Trust
Federated California Municipal
Income Fund
0.25%

Federated New York Municipal
Income Fund
0.25%

Federated North Carolina
Municipal Income Fund
0.25%

Federated Pennsylvania
Municipal Income Fund
0.40%
Federated Total Return
Series, Inc.
Federated Total Return Bond
Fund
0.25%



3.  CLASS A SHARES SUBJECT TO THE LIMITED TERM SALES LOAD SCHEDULE

Multiple Class Company
Series
12b-1
Plan
Federated Fixed Income
Securities, Inc.
Federated Limited Term Fund
0.50%

Federated Limited Term
Municipal Fund
0.25%

4.	Class A Shares Subject to the Money Market Load Schedule
Multiple Class Company
Series
12b-1
Plan
Money Market Obligations
Trust
Liberty U.S. Government Money
Market Trust
None

5.	Class A Shares Subject to the Ultrashort Bond Load Schedule
Multiple Class Company
Series
12b-1
Plan
Federated Fixed Income
Securities, Inc.
Federated Municipal Ultrashort
Fund
0.25%
Federated Institutional
Trust
Federated Government Ultrashort
Duration Fund
0.25%
Federated Total Return
Series, Inc.
Federated Ultrashort Bond Fund
0.30%

6.	Class A Shares Not Participating in the Large Ticket Purchase Program
Multiple Class Company
Series
Federated Fixed Income
Securities, Inc.
Federated Municipal Ultrashort
Fund
Federated Institutional
Trust
Federated Government Ultrashort
Duration Fund
Federated Total Return
Series, Inc.
Federated Ultrashort Bond Fund


PROPRIETARY FUND SCHEDULE - CLASS A SHARES

Shares issued by investment companies that are not party to this Plan but that are listed on this Proprietary Fund Schedule ("Non-Plan Investment Companies") may be exchanged for Class A Shares of the Funds indicated opposite their names. Such Class A Shares may also be exchanged back into shares of the original Non-Plan Investment Company. In addition, indicated Class A Shares purchased from a dealer party to a Dealer Agreement to sell the indicated Non-Plan Investment Company Shares may be exchanged for Shares of such Non-Plan Investment Company. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges into any class of shares of a Non-Plan Investment Company not shown on this schedule shall be treated in the same manner as a redemption and purchase.
Multiple Class
Series/Company

Non-Plan Investment Companies
Federated International
Series -
Federated International
Equity Fund
Vision Funds (Class A Shares)
Southtrust Funds (Class A
Shares)
Federated Equity Funds -
Federated Small Cap
Strategies Fund
Southtrust Funds (Class A
Shares)
Federated Utility Fund
Southtrust Funds (Class A
Shares)
Federated Fund for U.S.
Government
Securities
Southtrust Funds (Class A
Shares)
Federated Municipal
Securities Fund
Southtrust Funds (Class A
Shares)
Federated American Leaders
Fund
CCMI Funds
Federated International
Series -
Federated International
Bond Fund

Federated High Income Bond
Fund

Federated Equity Income
Fund

Federated Fixed Income
Securities -
Federated Strategic Income
Fund

Money Market Obligations
Trust -
Liberty U.S. Government
Money Market Trust

CCMI Funds


















Exhibit 77 Q1 (a) - 1

Federated Institutional Trust

Amendment #5
to the By-Laws

(effective August 23, 2002)

Strike Section 1 of ARTICLE I - OFFICERS AND THEIR ELECTION, and replace with the following:

         Section 1. Officers. The Officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees, in its discretion, may also elect or appoint a Chairman of the Board of Trustees (who must be a Trustee), a Vice Chairman of the Board of Trustees, and other Officers or agents, including one or more Assistant Vice
Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers. Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust.

Strike Sections 1 through 8 of Article II, and replace with the following:

         Section 1. Chairman of the Trustees ("Chairman"). The Chairman, if there be a Chairman, shall preside at the meetings of Shareholders and of the Board of Trustees and shall perform such other duties as may be assigned to him from time to time by the Trustees.

         	Section 2. Vice Chairman of the Trustees ("Vice Chairman"). The Vice Chairman, in the absence of the Chairman, shall perform such duties as may be assigned to him from time to time by the Trustees or the Chairman. The Vice Chairman need not be a Trustee.

         Section 3. President. The President shall be the principal executive officer of the Trust. The President, in the absence of the Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the other Trustees. He shall counsel and advise the Chairman on matters of major importance. He shall have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees of the rust, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee.

         Section 4. Vice President. The Vice President (or if more than one, the senior Vice President) in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee. Each Vice President shall be authorized to sign documents on behalf of the Trust.

	Section 5. Secretary. The Secretary shall be the chief legal officer of the Trust responsible for providing legal guidance to the Trust. The Secretary shall keep or cause to be kept in books provided for that purpose the Minutes of the Meetings of Shareholders and of the Trustees; shall see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the Seal of the Trust and see that the Seal is affixed to all documents, the execution of which on behalf of the Trust under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder of each Series or Class of the Trust, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may from time to time be assigned to him by the Trustees, Chairman or the Executive Committee.

	Section 6. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust responsible for the preparation and maintenance of the financial books and records of the Trust. He shall deliver all funds and securities belonging to any Series or Class to such custodian or sub-custodian as may be employed by the Trust for any Series or Class. The Treasurer shall perform such duties additional to the foregoing as the Trustees, Chairman or the Executive Committee may from time to time designate.

	Section 7.  Assistant Vice President.  The Assistant Vice
President or Vice Presidents of the Trust shall have such authority and perform such duties as may be assigned to them by the Trustees, the Executive Committee or the Chairman.

	Section 8. Assistant Secretaries and Assistant Treasurers. The Assistant Secretary or Secretaries and the Assistant Treasurer or
Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Trustees or the Executive
Committee or the Chairman.

	Section 9. Salaries. The salaries of the Officers shall be fixed from time to time by the Trustees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.









Exhibit 77 Q1 (a) - 2

FEDERATED INSTITUTIONAL TRUST

Amendment No. 7
DECLARATION OF TRUST
dated June 9, 1994


	THIS Declaration of Trust is amended as follows:

	Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5.  Establishment and Designation of Series or
Class.

	Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

Federated Government Ultra Short Fund
Institutional Service Shares
Institutional Shares
Federated Institutional High Yield Bond Fund

	The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 22nd day of August, 2002.

         WITNESS the due execution hereof this 22nd day of August. 2002.


/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh

Exhibit 77 Q1 (a) - 3

FEDERATED INSTITUTIONAL TRUST

Amendment No. 8
DECLARATION OF TRUST
dated June 9, 1994


	THIS Declaration of Trust is amended as follows:

	Delete the first paragraph of Section 5 in Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5.  Establishment and Designation of Series or
Class.

	Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

Federated Government Ultrashort Duration Fund
Class A Shares
Institutional Service Shares
Institutional Shares
Federated Institutional High Yield Bond Fund

	The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of February, 2003, to be effective as of March 3, 2003.

         WITNESS the due execution hereof this 13th day of February, 2003.


/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh



































::odma\pcdocs\pghlib\1206088\1